UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2009

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2009, SCBT Financial Corporation (the “Company”) entered into a Repurchase Letter Agreement (the “Repurchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company repurchased all 64,779 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series T, having a liquidation preference of $1,000 per share (the “Preferred Shares”) for an aggregate purchase price of approximately $64.824 million, which included accrued and unpaid dividends of approximately $45,000.  Previously, on January 16, 2009, the Company issued and sold the Preferred Shares, along with a warrant to purchase 303,083 shares of the Company’s common stock (the “Warrant”), to the Treasury for an aggregate purchase price of $64.779 million as part of the Treasury’s Troubled Assets Relief Program Capital Purchase Program, pursuant to a Purchase Letter Agreement (the “Purchase Agreement”).

Pursuant to the Repurchase Agreement, the Company has 15 days to notify Treasury whether it intends to (i) repurchase the Warrant, or (ii) deliver to Treasury a substitute warrant which would be identical to the Warrant except that Section 13(H) of the warrant would be deleted.  Section 13(H) of the Warrant provides for a 50% reduction in the number of shares of common stock subject to the warrant in the event the Company receives $64.779 million in one or more qualified equity offerings.

A copy of the Repurchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference into Items 1.01 and 1.02 of this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

The description under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 3.03 Material Modification to Rights of Security Holders

As a result of the issuance of the preferred stock on January 16, 2009, the ability of the Company to declare and pay dividends or distributions on, or repurchase, redeem or otherwise acquire shares of its common stock became restricted.  The repurchase of trust preferred securities also was restricted.

As a result of the repurchase of the Preferred Shares, the foregoing restrictions and limitations were terminated.

Item 8.01 Other Events

On May 20, 2009, the Company issued a press release announcing the repurchase transaction described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Repurchase Letter Agreement, dated May 20, 2009, between SCBT Financial Corporation and the United States Department of the Treasury.

99.1	Press Release, dated May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: May 22, 2009	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Repurchase Letter Agreement, dated May 20, 2009, between SCBT Financial Corporation and the United States Department of the Treasury.

99.1	Press Release, dated May 20, 2009.